EXHIBIT 99.1
FOR FURTHER INFORMATION CONTACT:
Stericycle Investor Relations 847-607-2012
Stericycle Media Relations 847-964-2288
Stericycle, Inc. Reports Results
For the Fourth Quarter 2022
BANNOCKBURN, Ill., February 23, 2023 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the fourth quarter ended December 31, 2022.
Revenues for the fourth quarter were $670.4 million, an increase of 2.0% compared to $657.3 million in the fourth quarter of 2021, with organic revenues1 growing 5.7%. Income from operations was $59.1 million, compared to $8.2 million in the fourth quarter of 2021. Net income was $31.8 million, or $0.35 diluted earnings per share, compared to net loss of $17.2 million, or $0.19 diluted loss per share, in the fourth quarter of 2021. Adjusted income from operations1 was $90.6 million, compared to $64.2 million in the fourth quarter of 2021. Adjusted diluted earnings per share1 was $0.60, compared to $0.38 in the fourth quarter of 2021. Cash flow from operations for the year ended December 31, 2022 was $200.2 million, compared to $303.1 million in 2021. Free cash flow2 for the year ended December 31, 2022 was $68.0 million, compared to $186.2 million in 2021.
KEY BUSINESS HIGHLIGHTS:
•Grew organic revenues1 5.7% compared to the fourth quarter of 2021, with increases in Secure Information Destruction (“SID”) of 12.2% and Regulated Waste and Compliance Services (“RWCS”) of 2.8%.
•Generated free cash flow of $68.0 million in 2022, with the fourth quarter of 2022 contributing $130.9 million. Excluding the impact of adjusted litigation payments of $12.3 million in the fourth quarter, free cash flow was $80.3 million in 2022.
•Improved adjusted income from operations1 370 basis points as a percentage of revenues compared to the fourth quarter of 2021.
•Reduced our credit agreement defined debt leverage ratio to 3.28X, down 0.33X since December 31, 2021.
•Achieved adjusted diluted earnings per share1 of $0.60 in the fourth quarter of 2022, an increase of $0.22 compared to the fourth quarter of 2021.
•Continued to execute on our portfolio optimization initiative in the fourth quarter with the divestiture of our Communication Solutions operations in North America for proceeds of $45.0 million.
“Our fourth quarter performance was in line with our expectations,” said Cindy J. Miller, President and Chief Executive Officer. “With strong second half execution, we made important progress across our key business priorities during a challenging operating year.”

1.Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.
2.Free cash flow is calculated as Net cash from operating activities less Capital expenditures.

FOURTH QUARTER FINANCIAL RESULTS
U.S. Generally Accepted Accounting Principles (GAAP) Results
•Revenues in the fourth quarter were $670.4 million, compared to $657.3 million in the fourth quarter of last year. The $13.1 million increase was primarily due to organic revenue1 growth of $24.5 million in SID, $13.0 million in RWCS and the impact of an acquisition of $2.1 million. Partially offsetting these increases were unfavorable foreign exchange rates of $15.7 million and the impact of divestitures of $10.8 million.
•Income from operations in the fourth quarter was $59.1 million, compared to $8.2 million in the fourth quarter of last year. The $50.9 million increase was primarily due to the following: 2022 commercial pricing levers resulting in revenue flow through of $32.0 million; lower adjusted litigation, settlements and regulatory compliance expenses of $17.8 million; lower bad debt expense of $6.8 million; lower annual incentive compensation expense of $5.0 million; and lower self-insurance expense of $3.4 million. These were partially offset by higher vehicle, wage, and utility-related inflationary costs of approximately $18.3 million.
•Net income in the fourth quarter was $31.8 million, or $0.35 diluted earnings per share, compared to net loss of $17.2 million, or $0.19 diluted loss per share, in the fourth quarter of last year. The difference was related to higher income from operations of $50.9 million, as explained above.
•Cash flow from operations for the year ended December 31, 2022, was $200.2 million, compared to $303.1 million in 2021. The year-over-year decline of $102.9 million was primarily driven by the FCPA settlement payments of $81.0 million, timing of vendor payments of $32.3 million, and higher interest payments of $15.6 million. These were partially offset by an improvement in Days Sales Outstanding (DSO) of two days, which translates into approximately $16.0 million and operating and net working capital improvements of approximately $10.0 million.
•Cash paid for capital expenditures for the year ended December 31, 2022 was $132.2 million, compared to $116.9 million in 2021. The $15.3 million increase was mainly attributable to the timing of cash payments and operational infrastructure investments.
Non-GAAP Results
•For the fourth quarter of 2022, organic revenues1 grew 5.7% compared to the fourth quarter of 2021, which excludes the impact of divestitures, an acquisition, and foreign exchange rates. In the fourth quarter, organic revenues1 of SID increased 12.2% and RWCS increased 2.8%.
•Adjusted income from operations1 was $90.6 million, compared to $64.2 million in the fourth quarter of last year. As a percentage of revenues, the 370 basis points increase was primarily driven by revenue flow through of approximately 480 basis points; lower bad debt expense of 100 basis points; lower annual incentive compensation expense of 80 basis points; and lower self-insurance expense of 50 basis points. These were partially offset by higher vehicle, wage, and utility-related inflationary costs of approximately 270 basis points.
•Adjusted diluted earnings per share1 was $0.60, compared to $0.38 in the fourth quarter of 2021. Excluding the net unfavorable impact from divestitures, an acquisition and foreign exchange rates of $0.01, the favorability was mainly driven by revenue flow through of $0.26; favorable selling, general and administrative items of $0.09; lower self-insurance expense of $0.03; and income taxes and other of $0.03. These were partially offset by higher vehicle, wage, and utility-related inflationary costs of $0.15 and higher interest of $0.03.
•Free cash flow2 for 2022 was $68.0 million, compared to $186.2 million for 2021. The year-over-year decline of $118.2 million was primarily due to lower cash flow from operations of $102.9 million, which reflects the FCPA settlement payments of $81.0 million, and increased cash paid for capital expenditures of $15.3 million, as explained above. DSO improved seven days sequentially from the third quarter to the fourth quarter.

1.Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.
2.Free cash flow is calculated as Net cash from operating activities less Capital expenditures.

CONFERENCE CALL INFORMATION
Stericycle is holding its fourth quarter earnings conference call on Thursday, February 23, 2023, at 8:00 a.m. central time. Dial (844) 200-6205 in the U.S., (833) 950-0062 in Canada, or (929) 526-1599 if outside the U.S./Canada at least 10 minutes before the call begins. Upon dialing the number, you will be prompted to enter the Access Code: 592785. To access presentation materials or listen to the call via an internet webcast, visit investors.stericycle.com.
The fourth quarter earnings call is being recorded and a replay will be available approximately one hour after the end of the conference call until March 23, 2023. To access a replay of the call, dial (866) 813-9403 and enter the Replay Access Code: 572822. A replay of the webcast will also be available at investors.stericycle.com.
NON-GAAP FINANCIAL MEASURES
Non-GAAP financial measures are reconciled to the most comparable U.S. GAAP measures in the schedules attached hereto.
ABOUT STERICYCLE
Stericycle, Inc., (Nasdaq: SRCL) is a U.S. based business-to-business services company and leading provider of compliance-based solutions that protects people and brands, promotes health and well-being, and safeguards the environment. Stericycle serves customers in the U.S. and 16 other countries worldwide with solutions for regulated waste and compliance services and secure information destruction. For more information about Stericycle, please visit stericycle.com.
SAFE HARBOR STATEMENT
This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. When we use words such as “believes”, “expects”, “anticipates”, “estimates”, “may”, “plan”, “will”, “goal”, or similar expressions, we are making forward-looking statements. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Factors that could cause such differences include, among others, inflationary cost pressure in labor, supply chain, energy, and other expenses, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement the remaining phases of our ERP system, and disruptions resulting from deployment of our ERP system, disruptions in our supply chain, disruptions in or attacks on information technology systems, labor shortages, a recession or economic disruption in the U.S. and other countries, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, SOP pricing volatility or pricing volatility in other commodities, foreign exchange rate volatility in the jurisdictions in which we operate, changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, charges related to portfolio optimization or the failure of acquisitions or divestitures to achieve the desired results, failure to consummate transactions with respect to non-core businesses, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in our credit agreements and notes, rising interest rates or a downgrade in our credit rating resulting in an increase in interest expense, political, economic, and other risks related to our foreign operations, pandemics and the resulting impact on the results of operations, long-term remote work arrangements which may adversely affect our business, supply chain disruptions, disruptions in transportation services, restrictions on the ability of our team members to travel, closures of our facilities or the facilities of our customers and suppliers, changes in the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, weather and environmental changes related to climate change, requirements of customers and investors for net carbon zero emissions strategies, and the introduction of regulations for greenhouse gases, which could negatively affect our costs to operate, the outcome of pending, future or settled litigation or investigations including with respect to the U.S. Foreign Corrupt Practices Act and foreign anti-corruption laws, failure to maintain an effective system of internal control over financial reporting, as well as other factors described in our filings with the SEC, including the 2022 Form 10-K and subsequent Quarterly Reports on Form 10-Q. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

In millions, except per share data
	Three Months Ended December 31,					Year Ended December 31,
	2022	% of Revenues	2021	% of Revenues	% Change	2022	% of Revenues	2021	% of Revenues	% Change
Revenues	$670.4	100.0%	$657.3	100.0%	2.0%	$2,704.7	100.0%	$2,646.9	100.0%	2.2%
Cost of revenues	416.0	62.1%	410.3	62.4%	1.4%	1,679.1	62.1%	1,629.7	61.6%	3.0%
Gross profit	254.4	37.9%	247.0	37.6%	3.0%	1,025.6	37.9%	1,017.2	38.4%	0.8%
Selling, general and administrative expenses	210.9	31.5%	251.4	38.2%	(16.1)%	887.5	32.8%	946.6	35.8%	(6.2)%
Divestiture (gains) losses, net	(15.6)	(2.3)%	(12.6)	(1.9)%	23.8%	(15.6)	(0.6)%	(1.7)	(0.1)%	nm
Income from operations	59.1	8.8%	8.2	1.2%	nm	153.7	5.7%	72.3	2.7%	112.6%
Interest expense, net	(20.9)	(3.1)%	(16.8)	(2.6)%	(24.4)%	(75.5)	(2.8)%	(71.9)	(2.7)%	(5.0)%
Other (expense) income, net	(0.1)	0.0%	(0.2)	—%	50.0%	0.7	—%	0.3	—%	133.3%
Income (loss) before income taxes	38.1	5.7%	(8.8)	(1.3)%	nm	78.9	2.9%	0.7	—%	nm
Income tax expense	(6.0)	(0.9)%	(7.6)	(1.2)%	21.1%	(22.4)	(0.8)%	(27.5)	(1.0)%	18.5%
Net income (loss)	32.1	4.8%	(16.4)	(2.5)%	295.7%	56.5	2.1%	(26.8)	(1.0)%	310.8%
Net income attributable to noncontrolling interests	(0.3)	—%	(0.8)	(0.1)%	62.5%	(0.5)	—%	(1.0)	—%	50.0%
Net income (loss) attributable to Stericycle, Inc. common shareholders	$31.8	4.7%	$(17.2)	(2.6)%	284.9%	$56.0	2.1%	$(27.8)	(1.1)%	301.4%
Earnings (loss) per common share attributable to Stericycle, Inc. common shareholders:
Basic	$0.35		$(0.19)		282.9%	$0.61		$(0.30)		302.5%
Diluted	$0.35		$(0.19)		281.8%	$0.61		$(0.30)		301.8%
Weighted average number of common shares outstanding:
Basic	92.2		91.9			92.1		91.8
Diluted	92.5		91.9			92.4		91.8
nm - percentage change not meaningful
STATISTICS - U.S. GAAP AND ADJUSTED MEASURES
(Unaudited)

In millions, except per share data
	Three Months Ended December 31,				Year Ended December 31,
	2022	% of Revenues	2021	% of Revenues	2022	% of Revenues	2021	% of Revenues
Statistics - U.S. GAAP
Effective tax rate	15.7%		(86.4)%		28.4%		3,829.0%
Statistics - Adjusted (1)
Adjusted selling, general and administrative expenses	$148.2	22.1%	$182.8	27.8%	$701.9	26.0%	$664.8	25.1%
Adjusted income from operations	$90.6	13.5%	$64.2	9.8%	$323.7	12.0%	$352.4	13.3%
Adjusted EBITDA	$117.6	17.5%	$92.3	14.0%	$432.2	16.0%	$457.8	17.3%
Adjusted net income attributable to common shareholders	$55.5	8.3%	$34.9	5.3%	$188.4	7.0%	$201.7	7.6%
Adjusted effective tax rate	19.8%		24.6%		24.1%		27.8%
Adjusted diluted earnings per share	$0.60		$0.38		$2.04		$2.19
Adjusted diluted shares outstanding	92.5		92.2		92.4		92.2
(1)Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

STERICYCLE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

In millions, except per share data
	December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$56.0	$55.6
Accounts receivable, less allowance for doubtful accounts of $53.3 in 2022 and $43.3 in 2021	414.5	420.4
Prepaid expenses	33.2	45.6
Other current assets	55.0	53.9
Total Current Assets	558.7	575.5
Property, plant and equipment, less accumulated depreciation of $657.7 in 2022 and $658.5 in 2021	715.7	711.0
Operating lease right-of-use assets	398.9	344.8
Goodwill	2,784.9	2,815.7
Intangible assets, less accumulated amortization of $823.3 in 2022 and $736.6 in 2021	811.1	964.5
Other assets	64.8	61.6
Total Assets	$5,334.1	$5,473.1
LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$22.3	$19.9
Bank overdraft	2.9	1.6
Accounts payable	213.5	218.9
Accrued liabilities	244.1	359.6
Operating lease liabilities	91.2	85.5
Other current liabilities	47.9	46.2
Total Current Liabilities	621.9	731.7
Long-term debt, net	1,484.0	1,589.8
Long-term operating lease liabilities	329.0	279.8
Deferred income taxes	427.0	411.0
Long-term tax payable	11.8	19.1
Other liabilities	35.9	38.9
Total Liabilities	2,909.6	3,070.3

Commitments and contingencies

Equity:
Preferred stock (par value $0.01 per share, 1.0 shares authorized), mandatory convertible preferred stock, Series A, none issued and outstanding in 2022 and 2021	—	—
Common stock (par value $0.01 per share, 120.0 shares authorized, 92.2 and 91.9 issued and outstanding in 2022 and 2021, respectively)	0.9	0.9
Additional paid-in capital	1,285.4	1,261.8
Retained earnings	1,410.8	1,354.8
Accumulated other comprehensive loss	(276.9)	(218.8)
Total Stericycle, Inc.’s Equity	2,420.2	2,398.7
Noncontrolling interests	4.3	4.1
Total Equity	2,424.5	2,402.8
Total Liabilities and Equity	$5,334.1	$5,473.1

STERICYCLE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

In millions
	Year Ended December 31,
	2022	2021
OPERATING ACTIVITIES:
Net Income (loss)	$56.5	$(26.8)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	108.5	106.0
Intangible amortization	124.0	117.9
Stock-based compensation expense	25.1	27.1
Deferred income taxes	20.6	29.7
Divestiture (gains) losses, net	(15.6)	(1.7)
Asset impairments, loss on disposal of property plant and equipment and other charges	5.7	6.7
Other, net	7.5	5.1
Changes in operating assets and liabilities:
Accounts receivable	(12.9)	(57.2)
Prepaid expenses	12.0	17.0
Accounts payable	(2.6)	29.7
Accrued liabilities	(92.7)	85.2
Other assets and liabilities	(35.9)	(35.6)
Net cash from operating activities	200.2	303.1
INVESTING ACTIVITIES:
Capital expenditures	(132.2)	(116.9)
Payment for acquisition	—	(10.5)
Proceeds from divestitures of businesses, net	46.7	35.0
Other, net	0.9	2.3
Net cash from investing activities	(84.6)	(90.1)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(12.0)	(20.4)
Proceeds from foreign bank debt	1.6	—
Repayments of foreign bank debt	(1.8)	(29.6)
Repayments of term loan	—	(222.5)
Proceeds from credit facility	1,368.8	1,495.0
Repayments of credit facility	(1,459.6)	(1,420.2)
Proceeds from bank overdrafts, net	1.4	1.9
Payments of finance lease obligations	(3.1)	(3.9)
Payments of debt issuance costs	(0.4)	(3.9)
Proceeds from issuance of common stock, net of (payments of) taxes from withheld shares	(5.6)	(3.4)
Payments to noncontrolling interests	(0.3)	(0.9)
Net cash from financing activities	(111.0)	(207.9)
Effect of exchange rate changes on cash and cash equivalents	(4.2)	(2.8)
Net change in cash and cash equivalents	0.4	2.3
Cash and cash equivalents at beginning of year	55.6	53.3
Cash and cash equivalents at end of year	$56.0	$55.6

SUPPLEMENTAL CASH FLOW INFORMATION:
Net issuances of obligations for acquisition	$—	$32.9
Capital expenditures in accounts payable	$30.2	$22.2
Interest paid, net of capitalized interest	$72.6	$57.0
Income taxes refunded	$(1.1)	$(7.8)
Free cash flow (1)	$68.0	$186.2

(1)Free cash flow is calculated as Net cash from operating activities less Capital expenditures.

Table 1–A: REVENUES CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
THREE MONTHS ENDED DECEMBER 31, 2022 AND 2021

	Three Months Ended December 31,
	In millions				Components of Change (%) (1)
	2022	2021	Change ($)	Change (%)	Organic Growth (2)	Acquisition	Divestitures	Foreign Exchange(3)
Revenue by Service
Regulated Waste and Compliance Services	$449.3	$455.7	$(6.4)	(1.4)%	2.8%	0.5%	(2.4)%	(2.4)%
Secure Information Destruction Services	221.1	201.6	19.5	9.7%	12.2%	—%	—%	(2.5)%
Total Revenues	$670.4	$657.3	$13.1	2.0%	5.7%	0.3%	(1.6)%	(2.4)%

North America
Regulated Waste and Compliance Services	$371.3	$363.1	$8.2	2.3%	4.9%	0.6%	(3.0)%	(0.3)%
Secure Information Destruction Services	194.6	173.2	21.4	12.4%	13.2%	—%	—%	(0.8)%
Total North America Segment	$565.9	$536.3	$29.6	5.5%	7.6%	0.4%	(2.0)%	(0.4)%

International
Regulated Waste and Compliance Services	$78.0	$92.6	$(14.6)	(15.8)%	(5.3)%	—%	—%	(10.5)%
Secure Information Destruction Services	26.5	28.4	(1.9)	(6.8)%	6.1%	—%	—%	(12.9)%
Total International Segment	$104.5	$121.0	$(16.5)	(13.7)%	(2.6)%	—%	—%	(11.1)%
See footnote descriptions below Table 1 – C.

Table 1–B: REVENUES CHANGES BY SERVICE AND SEGMENT (UNAUDITED) –
YEAR ENDED DECEMBER 31, 2022 AND 2021

	Year Ended December 31,
	In millions				Components of Change (%) (1)
	2022	2021	Change ($)	Change (%)	Organic Growth (2)	Acquisition	Divestitures	Foreign Exchange(3)
Revenue by Service
Regulated Waste and Compliance Services	$1,798.2	$1,854.0	$(55.8)	(3.0)%	1.4%	0.4%	(2.8)%	(2.1)%
Secure Information Destruction Services	906.5	792.9	113.6	14.3%	16.3%	—%	—%	(1.9)%
Total Revenues	$2,704.7	$2,646.9	$57.8	2.2%	5.9%	0.3%	(2.0)%	(2.0)%

North America
Regulated Waste and Compliance Services	$1,468.8	$1,457.5	$11.3	0.8%	2.8%	0.6%	(2.4)%	(0.1)%
Secure Information Destruction Services	794.3	679.0	115.3	17.0%	17.4%	—%	—%	(0.4)%
Total North America Segment	$2,263.1	$2,136.5	$126.6	5.9%	7.4%	0.4%	(1.6)%	(0.2)%

International
Regulated Waste and Compliance Services	$329.4	$396.5	$(67.1)	(16.9)%	(3.4)%	—%	(4.4)%	(9.1)%
Secure Information Destruction Services	112.2	113.9	(1.7)	(1.5)%	9.7%	—%	—%	(11.1)%
Total International Segment	$441.6	$510.4	$(68.8)	(13.5)%	(0.5)%	—%	(3.4)%	(9.5)%
See footnote descriptions below Table 1 – C.

Table 1–C: COMPONENTS OF REVENUES CHANGE IN DOLLARS (UNAUDITED)

(In millions)
	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Organic Growth (2)	$37.5	$155.8
Acquisitions	2.1	8.1
Divestitures	(10.8)	(52.7)
Foreign Exchange (3)	(15.7)	(53.4)
Total Change	$13.1	$57.8

(1)Components of Change (%) in summation may not crossfoot to the total Change (%) due to rounding.
(2)Organic growth is the change in revenues which includes SOP (sorted office paper) pricing and volume and excludes the impact of an acquisition, divestitures, and foreign exchange.
(3)The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates. Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period. Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Table 2-A: THREE MONTHS ENDED DECEMBER 31, 2022 AND 2021

(In millions, except per share data)
	Three Months Ended December 31, 2022
	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$195.3	$59.1	$31.8	$0.35
Adjustments:
ERP and System Modernization (1)	(6.1)	6.1	4.7	0.05
Intangible Amortization (2)	(29.3)	29.3	22.7	0.25
Portfolio Optimization (3)	(4.2)	(11.4)	(9.4)	(0.10)
Litigation, Settlements and Regulatory Compliance (4)	(4.0)	4.0	3.1	0.03
Asset Impairments (5)	(3.5)	3.5	2.6	0.02
Other Tax Matters (6)	—	—	—	—
Total Adjustments	(47.1)	31.5	23.7	0.25
Adjusted Financial Measures (a)	$148.2	$90.6	$55.5	$0.60
Depreciation		27.0
Adjusted EBITDA (b)		$117.6

(In millions, except per share data)
	Three Months Ended December 31, 2021
	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders (c)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$251.4	$8.2	$(17.2)	$(0.19)
Adjustments:
ERP and System Modernization (1)	(9.2)	9.2	6.9	0.07
Intangible Amortization (2)	(28.8)	28.8	23.6	0.26
Portfolio Optimization (3)	(2.1)	(10.5)	(11.2)	(0.12)
Litigation, Settlements and Regulatory Compliance (4)	(21.8)	21.8	23.1	0.25
Asset Impairments (5)	(6.7)	6.7	6.1	0.07
Other Tax Matters (6)	—	—	3.6	0.04
Total Adjustments	(68.6)	56.0	52.1	0.57
Adjusted Financial Measures (a)	$182.8	$64.2	$34.9	$0.38
Depreciation		28.1
Adjusted EBITDA (b)		$92.3

(In millions, except per share data)
	Fourth Quarter 2022 Change Compared to Fourth Quarter 2021
	Selling, General and Administrative Expenses	Income from Operations	Net Income (Loss) Attributable to Common Shareholders (d)	Diluted Earnings (Loss) Per Share
U.S. GAAP Financial Measures	$(56.1)	$50.9	$49.0	$0.54
Adjustments:
ERP and System Modernization	3.1	(3.1)	(2.2)	(0.02)
Intangible Amortization	(0.5)	0.5	(0.9)	(0.01)
Portfolio Optimization	(2.1)	(0.9)	1.8	—
Litigation, Settlements and Regulatory Compliance	17.8	(17.8)	(20.0)	(0.22)
Asset Impairments	3.2	(3.2)	(3.5)	(0.05)
Other Tax Matters	—	—	(3.6)	(0.04)
Total Adjustments	21.5	(24.5)	(28.4)	(0.32)
Adjusted Financial Measures	$(34.6)	$26.4	$20.6	$0.22
Depreciation		(1.1)
Adjusted EBITDA		$25.3

The following table provides adjustments to Income from Operations categorized as follows:

(In millions)
	Three Months Ended December 31,
	2022	2021
Non-Cash Related	$17.3	$21.4
Cash Related	14.2	34.6
Total	$31.5	$56.0

Non-cash related adjustments include the following:

(In millions)
	Three Months Ended December 31, 2022
	Impairments of Intangibles	Divestiture (Gains) Losses, net	Total
Adjustments:
Intangible Amortization (2)	$29.3	$—	$29.3
Portfolio Optimization (3)	—	(15.5)	(15.5)
Asset Impairments (5)	3.5	—	3.5
Total Non-Cash Charges	$32.8	$(15.5)	$17.3

(In millions)
	Three Months Ended December 31, 2021
	Impairments of Intangibles	Divestiture (Gains) Losses, net	Total
Adjustments:
Intangible Amortization (2)	$28.8	$—	$28.8
Portfolio Optimization (3)	—	(14.1)	(14.1)
Asset Impairments (5)	6.7	—	6.7
Total Non-Cash Charges	$35.5	$(14.1)	$21.4
U.S. GAAP results for the three months ended December 31, 2022 and 2021 include:
1.ERP and System Modernization: In 2022, Selling, General, and Administrative expenses (“SG&A”) includes $6.1 million of consulting and professional fees related to our ERP and system modernization. In 2021, SG&A includes $9.2 million of expenses related to our ERP and system modernization, of which $8.2 million related to consulting and professional fees, $0.8 million related to internal costs, and $0.2 million of other related costs.
2.Intangible Amortization: Intangible amortization expense from acquisitions.
3.Portfolio Optimization: Divestitures (Gains) Losses, net in 2022 includes a $15.6 million gain (inclusive of $1.4 million related to deal costs) related to the divestiture of the Communication Solutions business. 2021 includes a $12.6 million gain (inclusive of $1.5 million related to deal costs) related to the divestiture of Environmental Solutions operations in Canada. In 2022 and 2021, SG&A includes consulting and professional fees of $1.5 million and $2.1 million, respectively. In 2022, SG&A includes an acquisition related charge of $2.7 million.
4.Litigation, Settlements, and Regulatory Compliance: In 2021, SG&A includes an estimated FCPA aggregate FCPA settlement accrual increase of $19.7 million. In 2022 and 2021, SG&A includes $4.0 million and $2.1 million, respectively, of primarily consulting and professional fees for certain litigation, settlement and regulatory compliance matters.
5.Asset Impairments: In 2022, SG&A includes an impairment of $3.5 million associated with exiting a North America office facility. In 2021, SG&A includes impairments of $4.6 million in International, associated with certain customer relationship intangibles in Romania and $2.1 million in Canada, associated with an office facility exit.
6.Other Tax Matters: In 2021, we recognized a $3.6 million tax charge related to an ongoing examination of pre-acquisition tax years of an acquired business.
a.The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release. Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures and are used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.
b.Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, depreciation and intangible amortization.
c.Under the Net Income (Loss) Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $7.8 million and $4.1 million for the three months ended December 31, 2022 and 2021, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.

Table 2-B: YEAR ENDED DECEMBER 31, 2022 AND 2021

(In millions, except per share data)
	Year Ended December 31, 2022
	Selling, General and Administrative Expenses	Income from Operations	Net Income Attributable to Common Shareholders (d)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$887.5	$153.7	$56.0	$0.61
Adjustments:
ERP and System Modernization (1)	(19.2)	19.2	14.5	0.16
Intangible Amortization (2)	(124.0)	124.0	96.1	1.04
Portfolio Optimization (3)	(6.9)	(8.7)	(7.4)	(0.08)
Litigation, Settlements and Regulatory Compliance (4)	(30.0)	30.0	25.1	0.27
Asset Impairments (5)	(5.5)	5.5	4.1	0.04
Other Tax Matters (6)	—	—	—	—
Total Adjustments	(185.6)	170.0	132.4	1.43
Adjusted Financial Measures (a)	$701.9	$323.7	$188.4	$2.04
Depreciation (b)		108.5
Adjusted EBITDA (c)		$432.2

(In millions, except per share data)
	Year Ended December 31, 2021
	Selling, General and Administrative Expenses	Income from Operations	Net (Loss) Income Attributable to Common Shareholders (d)	Diluted (Loss) Earnings Per Share
U.S. GAAP Financial Measures	$946.6	$72.3	$(27.8)	$(0.30)
Adjustments:
ERP and System Modernization (1)	(59.0)	59.0	44.0	0.47
Intangible Amortization (2)	(117.9)	117.9	92.0	1.00
Portfolio Optimization (3)	(5.0)	3.3	(2.5)	—
Litigation, Settlements and Regulatory Compliance (4)	(93.2)	93.2	91.8	1.00
Asset Impairments (5)	(6.7)	6.7	6.1	0.07
Other Tax Matters (6)	—	—	(1.9)	(0.02)
Total Adjustments	(281.8)	280.1	229.5	2.49
Adjusted Financial Measures (a)	$664.8	$352.4	$201.7	$2.19
Depreciation (b)		105.4
Adjusted EBITDA (c)		$457.8

(In millions, except per share data)
	Year Ended 2022 Change Compared to Year Ended 2021
	Selling, General and Administrative Expenses	Income from Operations	Net Income (Loss) Attributable to Common Shareholders (d)	Diluted Earnings (Loss) Per Share
U.S. GAAP Financial Measures	$(59.1)	$81.4	$83.8	$0.91
Adjustments:
ERP and System Modernization	39.8	(39.8)	(29.5)	(0.31)
Intangible Amortization	(6.1)	6.1	4.1	0.04
Portfolio Optimization	(1.9)	(12.0)	(4.9)	—
Litigation, Settlements and Regulatory Compliance	63.2	(63.2)	(66.7)	(0.73)
Asset Impairments	1.2	(1.2)	(2.0)	(0.03)
Other Tax Matters	—	—	1.9	0.02
Total Adjustments	96.2	(110.1)	(97.1)	(1.06)
Adjusted Financial Measures	$37.1	$(28.7)	$(13.3)	$(0.15)
Depreciation		3.1
Adjusted EBITDA		$(25.6)

The following table provides adjustments to Income from Operations categorized as follows:

(In millions)
	Year Ended December 31,
	2022	2021
Non-Cash Related	$114.0	$120.8
Cash Related	56.0	159.3
Total	$170.0	$280.1
Non-cash related adjustments include the following:

(In millions)
	Year Ended December 31, 2022
	Impairments of Property, Plant and Equipment	Impairments of Intangibles	Divestiture (Gains) Losses, net	Total
Adjustments:
ERP and System Modernization (1)	$—	$—	$—	$—
Intangible Amortization (2)	—	124.0	—	124.0
Portfolio Optimization (3)	—	—	(15.5)	(15.5)
Asset Impairments (5)	—	5.5	—	5.5
Total Non-Cash Charges	$—	$129.5	$(15.5)	$114.0

(In millions)
	Year Ended December 31, 2021
	Impairments of Property, Plant and Equipment	Impairments of Intangibles	Divestiture (Gains) Losses, net	Total
Adjustments:
ERP and System Modernization (1)	$0.6	$—	$—	$0.6
Intangible Amortization (2)	—	117.9	—	117.9
Portfolio Optimization (3)	—	—	(4.4)	(4.4)
Asset Impairments (5)	—	6.7	—	6.7
Total Non-Cash Charges	$0.6	$124.6	$(4.4)	$120.8
U.S. GAAP results for the year ended December 31, 2022 and 2021 include:
1.ERP and System Modernization: In 2022, SG&A includes $19.2 million of consulting and professional fees related to our ERP and system modernization. In 2021, SG&A includes $59.0 million of expenses related to our ERP and system modernization, of which $41.8 million related to consulting and professional fees, $7.5 million related to software usage/maintenance fees, $7.9 million related to internal costs, and $1.8 million of other related costs.
2.Intangible Amortization: Intangible amortization expense from acquisitions.
3.Portfolio Optimization: Divestitures (Gains) Losses, net in 2022 includes a $15.6 million gain (inclusive of $1.4 million related to deal costs) related to the divestiture of the Communication Solutions business. 2021 includes a $12.6 million gain (inclusive of $1.5 million related to deal costs) related to the divestiture of Environmental Solutions operations in Canada and a $10.9 million loss (inclusive of $1.2 million related to deal costs) related to the divestiture of Japan. In 2022 and 2021, SG&A includes primarily consulting and professional fees of $4.2 million and $5.0 million, respectively. In 2022, SG&A includes an acquisition related charge of $2.7 million.
4.Litigation, Settlements, and Regulatory Compliance: In 2022, SG&A includes an estimated FCPA aggregate settlement accrual of $9.6 million and a settlement charge related to a multi-year indirect tax related IRS examination of $3.5 million. In 2021, SG&A includes an estimated FCPA aggregate settlement accrual of $80.7 million. In 2022 and 2021, SG&A includes $16.9 million and $12.5 million, respectively, of primarily consulting and professional fees related to certain litigation, settlement and regulatory compliance matters.
5.Asset Impairments: In 2022, SG&A includes impairments of $5.5 million associated with exiting certain North America office facilities. In 2021, SG&A includes impairments of $4.6 million in International, associated with certain customer relationship intangibles in Romania, and $2.1 million in Canada, associated with an office facility exit.
6.Other Tax Matters: In 2021, we recognized a $5.5 million tax benefit associated with resolution of a 2018 tax return related claim, offset by a $3.6 million tax charge related to an ongoing examination of pre-acquisition tax years of an acquired business.
a.The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release. Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability. The Non-GAAP financial measures contained in this press release may not be calculated in the same manner as certain other Non-GAAP financial measures and are used solely to evaluate management’s performance for incentive compensation purposes. All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to or calculated in the same manner as Non-GAAP financial measures published by other companies.

b.The year ended December 31, 2021, excludes depreciation charges of $0.6 million that is included in ERP and system modernization.
c.Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, depreciation and intangible amortization.
d.Under the Net Income (Loss) Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $37.6 million and $50.7 million for the years ended December 31, 2022 and 2021, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis. For purposes of reconciling adjusted diluted earnings per share with respect to taxes period-over-period, the company utilizes a “rate approach” to highlight the impact of the adjusted tax rate. It is computed by multiplying the prior period adjusted rate by the current period adjusted income before taxes to determine the expected tax expense. Such expected tax expense is then compared to actual tax expense. Expected tax in excess of actual tax variance is favorable; actual tax in excess of expected tax variance is unfavorable. The variance divided by diluted shares outstanding at the end of the period yields the impact on earnings per share. Management believes the use of this measure best aids in explaining the impact of a changing tax rate.